PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1

ENTEGRIS REPORTS RESULTS FOR FOURTH QUARTER OF 2024

•Net sales (as reported) of $850 million, increased 5% from prior year.
•Adjusted net sales (excluding the impact of divestitures) increased 11% from prior year.
•GAAP diluted EPS of $0.67.
•Non-GAAP diluted EPS of $0.84.

BILLERICA, Mass., February 6, 2025 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s fourth quarter ended December 31, 2024.
Bertrand Loy, Entegris’ President and Chief Executive Officer, said: “We concluded 2024 with strong performance in the fourth quarter, exceeding our guidance for both sales and non-GAAP EPS. For the year, we continued to outperform the market and demonstrated leverage in our model with EBITDA growth that was twice the rate of our sales growth.”
Mr. Loy added: “As we enter 2025, visibility outside of advanced logic and AI-driven applications remains limited and we have yet to see evidence of a significant broad-based semiconductor market rebound. We remain focused on delivering strong market outperformance and profitability, improving free cash flow while continuing to fund critical investments that improve our long-term competitiveness and position us for the industry upturn.”
Mr. Loy concluded: “We are very confident in the strong long-term growth outlook of the semiconductor industry. The industry’s technology roadmaps continue to be opportunity-rich for Entegris, as our customers drive for more complex device architectures and further miniaturization. The resulting process complexity is making our expertise in materials science and materials purity increasingly valuable, positioning us very well for the upcoming technology node transitions, all of which are expected to generate incremental content per wafer opportunities and fuel our market outperformance in the years to come.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024
Net sales	$849,837	$812,291	$807,694
Gross margin - as a % of net sales	45.6%	42.4%	46.0%
Operating margin - as a % of net sales	17.6%	12.4%	16.9%
Net income	$102,243	$37,977	$77,582
Diluted earnings per common share	$0.67	$0.25	$0.51

Non-GAAP Results	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024
Adjusted gross margin - as a % of net sales	45.6%	42.4%	46.0%
Adjusted operating margin - as a % of net sales	23.5%	20.7%	23.0%
Adjusted EBITDA - as a % of net sales	29.2%	26.0%	28.8%
Diluted non-GAAP earnings per common share	$0.84	$0.65	$0.77

First Quarter Outlook
For the Company’s guidance for the first quarter ending March 29, 2025, the Company expects sales of $775 million to $805 million. The midpoint of this guidance range represents a 7% year-on-year increase, excluding the impact of divestitures. GAAP net income of $58 million to $68 million and diluted earnings per common share is expected to be between $0.38 and

$0.45. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $0.64 to $0.71, reflecting net income on a non-GAAP basis in the range of $97 million to $108 million. The Company also expects adjusted EBITDA of approximately 28.0% to 29.0% of sales.

Segment Results
The Company currently operates in two segments:

Materials Solutions (MS): MS provides materials-based solutions, such as chemical vapor and atomic layer        deposition materials, chemical mechanical planarization slurries and pads, ion implantation specialty gases, formulated etch     and clean materials, and other specialty materials that enable our customers to achieve better device performance and faster time to yield, while providing for lower total cost of ownership.

Advanced Purity Solutions (APS): APS offers filtration, purification and contamination-control solutions that improve customers’ yield, device reliability and cost by ensuring the purity of critical liquid chemistries and gases and the cleanliness of wafers and other substrates used throughout semiconductor manufacturing processes, the semiconductor ecosystem and other high-technology industries.

Fourth-Quarter Results Conference Call
Entegris will hold a conference call to discuss its results for the fourth quarter on Thursday, February 6, 2025, at 9:00 a.m. Eastern Time. Participants should dial 800-579-2543 or +1 785-424-1789, referencing confirmation ID: ENTGQ424. Participants are asked to dial in 10 minutes prior to the start of the call. For the live webcast and replay of the call, please Click Here.

Management’s slide presentation concerning the results for the fourth quarter will be posted on the Investor Relations section of www.entegris.com.

Entegris, Inc. - page 2 of 15

About Entegris
Entegris is a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 8,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted Net Sales, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, Adjusted Operating Income, non-GAAP Net Income, non-GAAP Adjusted Operating Margin and diluted non-GAAP Earnings Per Common Share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP net sales to Adjusted Net Sales (excluding divestitures), GAAP gross profit to Adjusted Gross Profit, GAAP segment profit to Adjusted Operating Income, GAAP net income to Adjusted Operating Income and Adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP Net Income and diluted non-GAAP Earnings Per Common Share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Cautionary Note on Forward-Looking Statements
This news release contains “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on current management expectations and assumptions only as of the date of this news release. They are not guarantees of future performance and they involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, fluctuations in the demand for semiconductors and the overall volume of semiconductor manufacturing; the impact of global economic uncertainty, including volatile financial markets, inflationary pressures and interest rate fluctuations, economic recessions, national debt and bank failures, raw material shortages, supply and labor constraints, and price increases; fluctuations in the Company’s revenues and operating results and their impact on the Company’s stock price; supply chain interruptions and the Company’s dependence on sole, single and limited source suppliers; operational, political and legal risks of the Company’s international operations; the impact of regional and global instabilities, hostilities and geopolitical uncertainty, including, but not limited to, the ongoing conflicts between Ukraine and Russia, and between Israel and Hamas, as well as the global responses thereto; export controls, economic sanctions, and similar restrictions; the concentration and consolidation of the Company’s customer base; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and to introduce new products to meet customers’ rapidly changing requirements; manufacturing and other operational disruptions or delays; IT system failures, network disruptions, and cybersecurity risks; the risks associated with the use and manufacture of hazardous materials; tariffs, additional taxes, and other protectionist measures resulting from international trade disputes, strained international relations, and changes in foreign and national security policy; goodwill impairment; challenges in attracting and retaining qualified personnel; the Company’s ability to protect and enforce intellectual property rights; the Company’s environmental, social, and governance commitments; legal and regulatory risks, including changes in laws and regulations related to the environment, health and safety, accounting standards, and corporate governance, across the jurisdictions in which the Company operates; changes in taxation or adverse tax rulings; the Company’s ability to effectively implement any organizational changes; the ability to obtain government incentives and the possibility that competitors will benefit from government incentives; the amount and
Entegris, Inc. - page 3 of 15

consequences of the Company’s indebtedness, its ability to repay its debt and to obtain future financing, and the Company’s obligations under its current outstanding credit facilities; volatility in the Company’s stock price; the payment of cash dividends and the adoption of future share repurchase programs; challenges associated with a potential change of control; substantial competition; the Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions; the impacts of climate change; and other matters. These risks and uncertainties also include, but are not limited to, the risk factors and additional information described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 15, 2024, and in the Company’s other SEC filings. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.
Entegris, Inc. - page 4 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024
Net sales	$849,837	$812,291	$807,694
Cost of sales	462,582	467,611	435,869
Gross profit	387,255	344,680	371,825
Selling, general and administrative expenses	109,604	144,680	108,455
Engineering, research and development expenses	81,447	67,567	80,903
Amortization of intangible assets	46,221	50,984	46,226
Goodwill impairment	—	10,432	—
Gain on termination of alliance agreement	—	(30,000)	—
Operating income	149,983	101,017	136,241
Interest expense, net	50,524	62,101	50,419
Other (income) expense, net	(13,029)	12,058	(212)
Income before income tax expense (benefit)	112,488	26,858	86,034
Income tax expense (benefit)	9,997	(11,264)	8,190
Equity in net loss of affiliates	248	145	262
Net income	$102,243	$37,977	$77,582

Basic earnings per common share:	$0.68	$0.25	$0.51
Diluted earnings per common share:	$0.67	$0.25	$0.51

Weighted average shares outstanding:
Basic	151,236	150,223	151,196
Diluted	151,900	151,331	151,924

Entegris, Inc. - page 5 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Twelve months ended
	Dec 31, 2024	Dec 31, 2023
Net sales	$3,241,208	$3,523,926
Cost of sales	1,754,489	2,026,321
Gross profit	1,486,719	1,497,605
Selling, general and administrative expenses	446,567	576,194
Engineering, research and development expenses	316,111	277,313
Amortization of intangible assets	190,119	214,477
Goodwill impairment	—	115,217
Gain on termination of alliance agreement	—	(184,754)
Operating income	533,922	499,158
Interest expense, net	207,849	301,121
Other expense, net	4,021	25,367
Income before income tax expense (benefit)	322,052	172,670
Income tax expense (benefit)	28,332	(8,413)
Equity in net loss of affiliates	933	414
Net income	$292,787	$180,669

Basic earnings per common share:	$1.94	$1.21
Diluted earnings per common share:	$1.93	$1.20

Weighted average shares outstanding:
Basic	150,946	149,900
Diluted	151,840	150,945

Entegris, Inc. - page 6 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Dec 31, 2024	Dec 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$329,213	$456,929
Trade accounts and notes receivable, net	495,312	457,052
Inventories, net	638,080	607,051
Deferred tax charges and refundable income taxes	39,613	63,879
Assets held-for-sale	5,519	278,753
Other current assets	108,567	113,663
Total current assets	1,616,304	1,977,327
Property, plant and equipment, net	1,622,926	1,468,043
Right-of-use assets	83,475	80,399
Goodwill	3,943,571	3,945,860
Intangible assets, net	1,091,746	1,281,969
Deferred tax assets and other noncurrent tax assets	12,463	31,432
Other assets	24,135	27,561
Total assets	$8,394,620	$8,812,591
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	193,261	134,211
Accrued liabilities	250,172	283,158
Liabilities held-for-sale	1,213	19,223
Income tax payable	80,532	77,403
Total current liabilities	525,178	513,995
Long-term debt	3,981,105	4,577,141
Long-term lease liabilities	72,159	68,986
Other liabilities	124,674	243,875
Shareholders’ equity	3,691,504	3,408,594
Total liabilities and equity	$8,394,620	$8,812,591

Entegris, Inc. - page 7 of 15

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Operating activities:
Net income	$102,243	$37,977	$292,787	$180,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,272	42,558	188,120	172,683
Amortization	46,221	50,984	190,119	214,477
Share-based compensation expense	15,510	8,955	65,859	61,371
Provision for deferred income taxes	(31,835)	(50,240)	(78,902)	(145,606)
Loss on extinguishment of debt	2,001	17,003	13,386	27,865
Impairment of goodwill	—	10,432	—	115,217
Gain on termination of alliance agreement	—	(30,000)	—	(184,754)
(Gain) loss from sale of businesses and held-for-sale assets, net	—	(4,740)	(4,311)	23,839
Other	14,852	45,398	73,647	113,232
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	3,044	903	(49,031)	608
Inventories	(7,836)	39,411	(76,708)	102,751
Accounts payable and accrued liabilities	(43,693)	(26,437)	8,870	(14,633)
Income taxes payable, refundable income taxes and noncurrent taxes payable	31,597	26,597	7,889	(10,177)
Other	(4,280)	(10,696)	(4)	(13,066)
Net cash provided by operating activities	176,096	158,105	631,721	644,476
Investing activities:
Acquisition of property and equipment	(107,524)	(128,665)	(315,606)	(456,847)
Proceeds, net from sale of businesses	—	680,674	250,789	814,960
Proceeds from termination of alliance agreement	—	21,900	—	191,151
Other	(387)	1,888	(2,262)	3,807
Net cash (used in) provided by investing activities	(107,911)	575,797	(67,079)	553,071
Financing activities:
Proceeds from debt	110,000	—	364,537	217,449
Payments of debt	(260,000)	(869,725)	(988,311)	(1,473,675)
Payments for debt issuance costs	—	—	—	(3,475)
Payments for dividends	(15,105)	(15,019)	(60,583)	(60,221)
Issuance of common stock	429	5,704	14,046	35,878
Taxes paid related to net share settlement of equity awards	(688)	(568)	(16,834)	(12,108)
Other	(27)	(468)	(1,842)	(1,391)
Net cash used in financing activities	(165,391)	(880,076)	(688,987)	(1,297,543)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,653)	9,083	(3,371)	(6,514)
Decrease in cash, cash equivalents and restricted cash	(102,859)	(137,091)	(127,716)	(106,510)
Cash, cash equivalents and restricted cash at beginning of period	432,072	594,020	456,929	563,439
Cash, cash equivalents and restricted cash at end of period	$329,213	$456,929	$329,213	$456,929
Entegris, Inc. - page 8 of 15

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Net sales	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
Materials Solutions	$361,079	$364,965	$346,634	$1,400,082	$1,689,467
Advanced Purity Solutions	491,193	449,779	463,131	1,850,199	1,846,596
Inter-segment elimination	(2,435)	(2,453)	(2,071)	(9,073)	(12,137)
Total net sales	$849,837	$812,291	$807,694	$3,241,208	$3,523,926

	Three months ended			Twelve months ended
Segment profit	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
Materials Solutions	$77,122	$53,204	$71,706	$286,220	$296,375
Advanced Purity Solutions	134,966	118,021	127,315	496,131	531,448
Total segment profit	212,088	171,225	199,021	782,351	827,823
Amortization of intangibles	(46,221)	(50,984)	(46,226)	(190,119)	(214,477)
Unallocated expenses	(15,884)	(19,224)	(16,554)	(58,310)	(114,188)
Total operating income	$149,983	$101,017	$136,241	$533,922	$499,158

Entegris, Inc. - page 9 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)

	Three months ended			Twelve months ended
	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
Net sales	$849,837	$812,291	$807,694	$3,241,208	$3,523,926
Gross profit-GAAP	$387,255	$344,680	$371,825	$1,486,719	$1,497,605
Adjustments to gross profit:
Restructuring costs [1]	429	28	—	429	8,194
Adjusted gross profit	$387,684	$344,708	$371,825	$1,487,148	$1,505,799

Gross margin - as a % of net sales	45.6%	42.4%	46.0%	45.9%	42.5%
Adjusted gross margin - as a % of net sales	45.6%	42.4%	46.0%	45.9%	42.7%

1 Restructuring charges resulting from cost saving initiatives.

Entegris, Inc. - page 10 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Adjusted segment profit	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
MS segment profit	$77,122	$53,204	$71,706	$286,220	$296,375
Restructuring costs [1]	1,154	1,635	—	1,154	9,261
(Gain) loss on sale of businesses and held-for-sale assets, net [2]	—	(4,740)	—	(4,311)	23,839
Goodwill impairment [3]	—	10,432	—	—	115,217
Gain on termination of alliance agreement [4]	—	(30,000)	—	—	(184,754)
Impairment on long-lived assets [5]	—	30,464	—	12,967	30,464
MS adjusted segment profit	$78,276	$60,995	$71,706	$296,030	$290,402

APS segment profit	$134,966	$118,021	$127,315	$496,131	$531,448
Restructuring costs [1]	2,121	278	—	2,121	5,009
APS adjusted segment profit	$137,087	$118,299	$127,315	$498,252	$536,457

Unallocated general and administrative expenses	$15,884	$19,224	$16,554	$58,310	$114,188
Less: unallocated deal and integration costs	—	(7,810)	(426)	(3,368)	(56,526)
Less: unallocated restructuring costs [1]	(655)	(388)	—	(655)	(475)
Less: unallocated acquired tax equalization asset reduction [6]	—	—	(2,959)	(2,959)	—
Adjusted unallocated general and administrative expenses	$15,229	$11,026	$13,169	$51,328	$57,187

Total adjusted segment profit	$215,363	$179,294	$199,021	$794,282	$826,859
Less: adjusted unallocated general and administrative expenses	(15,229)	(11,026)	(13,169)	(51,328)	(57,187)
Total adjusted operating income	$200,134	$168,268	$185,852	$742,954	$769,672

1 Restructuring charges resulting from cost saving initiatives.
2 (Gain) loss from the sale of certain businesses and held-for-sale assets, net.
3 Non-cash impairment charges associated with goodwill.
4 Gain on the termination of the alliance agreement with MacDermid Enthone.
5 Impairment of long-lived assets.
6 Represents an asset reduction of an acquired tax equalization asset from the CMC Materials acquisition.
Entegris, Inc. - page 11 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
Net sales	$849,837	$812,291	$807,694	$3,241,208	$3,523,926
Net income	$102,243	$37,977	$77,582	$292,787	$180,669
Net income - as a % of net sales	12.0%	4.7%	9.6%	9.0%	5.1%
Adjustments to net income:
Equity in net loss of affiliates	248	145	262	933	414
Income tax expense (benefit)	9,997	(11,264)	8,190	28,332	(8,413)
Interest expense, net	50,524	62,101	50,419	207,849	301,121
Other (income) expense, net	(13,029)	12,058	(212)	4,021	25,367
GAAP - Operating income	149,983	101,017	136,241	533,922	499,158
Operating margin - as a % of net sales	17.6%	12.4%	16.9%	16.5%	14.2%
Goodwill impairment [1]	—	10,432	—	—	115,217
Deal and transaction costs [2]	—	—	—	—	3,001
Integration costs:
Professional fees [3]	—	4,582	287	2,574	36,650
Severance costs [4]	—	(395)	139	794	1,478
Retention costs [5]	—	—	—	—	1,687
Other costs [6]	—	3,623	—	—	13,710
Restructuring costs [7]	3,930	2,301	—	3,930	14,745
Acquired tax equalization asset reduction [8]	—	—	2,959	2,959	—
(Gain) loss on sale of businesses and held-for-sale assets, net [9]	—	(4,740)	—	(4,311)	23,839
Gain on termination of alliance agreement [10]	—	(30,000)	—	—	(184,754)
Impairment of long-lived assets [11]	—	30,464	—	12,967	30,464
Amortization of intangible assets [12]	46,221	50,984	46,226	190,119	214,477
Adjusted operating income	200,134	168,268	185,852	742,954	769,672
Adjusted operating margin - as a % of net sales	23.5%	20.7%	23.0%	22.9%	21.8%
Depreciation	48,272	42,558	47,098	188,120	172,683
Adjusted EBITDA	$248,406	$210,826	$232,950	$931,074	$942,355
Adjusted EBITDA - as a % of net sales	29.2%	26.0%	28.8%	28.7%	26.7%
1 Non-cash impairment charges associated with goodwill of our Electronic Chemicals and a small, industrial specialty chemicals businesses.
2 Deal and transaction costs associated with the CMC Materials acquisition and completed divestitures.
3 Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers and other third-party service providers to assist us in integrating CMC Materials into our operations. These fees arise outside of the ordinary course of our continuing operations.
4 Represents severance charges related to the integration of the CMC Materials acquisition.
5 Represents retention charges related directly to the CMC Materials acquisition and completed divestitures, and are not part of our normal, recurring cash operating expenses.
6 Represents other employee-related costs and other costs incurred relating to the CMC Materials acquisition and the completed divestitures. These costs arise outside of the ordinary course of our continuing operations.
7 Restructuring charges resulting from cost saving initiatives.
8 Represents an asset reduction of an acquired tax equalization asset from the CMC Materials acquisition.
9 (Gain) loss from the sale of certain businesses and held-for-sale assets, net.
10 Gain on termination of the alliance agreement with MacDermid Enthone.
11 Impairment of long-lived assets.
12 Non-cash amortization expense associated with intangibles acquired in acquisitions.

Entegris, Inc. - page 12 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data) (Unaudited)

	Three months ended			Twelve months ended
	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
GAAP net income	$102,243	$37,977	$77,582	$292,787	$180,669
Adjustments to net income:
Goodwill impairment [1]	—	10,432	—	—	115,217
Deal and transaction costs [2]	—	—	—	—	3,001
Integration costs:
Professional fees [3]	—	4,582	287	2,574	36,650
Severance costs [4]	—	(395)	139	794	1,478
Retention costs [5]	—	—	—	—	1,687
Other costs [6]	—	3,623	—	—	13,710
Restructuring costs [7]	3,930	2,301	—	3,930	14,745
Patent infringement settlement gain, net [8]	(20,033)	—	—	(20,033)	—
Acquired tax equalization asset reduction [9]	—	—	2,959	2,959	—
Loss on extinguishment of debt and modification [10]	2,001	17,003	—	14,348	29,896
(Gain) loss on sale of businesses and held-for-sale assets, net [11]	—	(4,740)	—	(4,311)	23,839
Gain on termination of alliance agreement [12]	—	(30,000)	—	—	(184,754)
Infineum termination fee, net [13]	—	—	—	—	(10,877)
Impairment of long-lived assets [14]	—	30,464	—	12,967	30,464
Amortization of intangible assets [15]	46,221	50,984	46,226	190,119	214,477
Tax effect of adjustments to net income and discrete tax items[16]	(6,837)	(24,288)	(9,611)	(40,146)	(71,284)
Non-GAAP net income	$127,525	$97,943	$117,582	$455,988	$398,918

Diluted earnings per common share	$0.67	$0.25	$0.51	$1.93	$1.20
Effect of adjustments to net income	$0.17	$0.40	$0.26	$1.07	$1.45
Diluted non-GAAP earnings per common share	$0.84	$0.65	$0.77	$3.00	$2.64

Diluted weighted averages shares outstanding	151,900	151,331	151,924	151,840	150,945

1 Non-cash impairment charges associated with goodwill of our Electronic Chemicals and a small, industrial specialty chemicals businesses.
2 Deal and transaction costs associated with the CMC Materials acquisition and completed divestitures.
3 Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers and other third-party service providers to assist us in integrating CMC Materials into our operations.
4 Represents severance charges related to the integration of the CMC Materials acquisition.
5 Represents retention charges related directly to the CMC Materials acquisition and completed divestitures, and are not part of our normal, recurring cash operating expenses.
6 Represents other employee related costs and other costs incurred relating to the CMC Materials acquisition and the completed divestitures. These costs arise outside of the ordinary course of our continuing operations.
7 Restructuring charges resulting from cost saving initiatives.
8 During the fourth quarter of 2024, the Company settled a patent infringement litigation and received net proceeds of $20.0 million.
9 Represents an asset reduction of an acquired tax equalization asset from the CMC Materials acquisition.
10 Loss on extinguishment of debt and modification of our Existing Credit Agreement.
11 (Gain) loss from the sale of certain businesses and held-for-sale assets, net.
12 Gain on termination of the alliance agreement with MacDermid Enthone.
13 Non-recurring gain from the termination fee with Infineum.
14 Impairment of long-lived assets.
15 Non-cash amortization expense associated with intangibles acquired in acquisitions.
16 The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate for each respective year.
Entegris, Inc. - page 13 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of Reported Net Sales to Adjusted Net Sales (excluding divestitures) Non-GAAP
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	Dec 31, 2024	Dec 31, 2023	Sep 28, 2024	Dec 31, 2024	Dec 31, 2023
Net sales	$849,837	$812,291	$807,694	$3,241,208	$3,523,926
Less: divestitures [1]	—	(46,844)	—	(33,907)	(458,357)
Adjusted net sales (excluding divestitures) Non-GAAP	$849,837	$765,447	$807,694	$3,207,301	$3,065,569

1 Adjusted for the impact of net sales from divestitures.

Entegris, Inc. - page 14 of 15

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook *
(In millions, except per share data)
(Unaudited)

First Quarter Outlook
Reconciliation GAAP Operating Margin to non-GAAP Operating Margin and Adjusted EBITDA Margin	March 29, 2025
Net sales	$775 - $805
GAAP - Operating income	$116 - $134
Operating margin - as a % of net sales	15.0% - 16.7%
Restructuring costs	2
Amortization of intangible assets	46
Adjusted operating income	$165 - $182
Adjusted operating margin - as a % of net sales	21.2% - 22.6%
Depreciation	53
Adjusted EBITDA	$217 - $233
Adjusted EBITDA - as a % of net sales	28.0% - 29.0%

First Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	March 29, 2025
GAAP net income	$58 - $68
Adjustments to net income:
Restructuring costs	2
Amortization of intangible assets	46
Income tax effect	(9)
Non-GAAP net income	$97 - $108

First Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	March 29, 2025
Diluted earnings per common share	$0.38 - $0.45
Adjustments to earnings per share:
Restructuring costs	0.01
Amortization of intangible assets	0.30
Income tax effect	(0.06)
Diluted non-GAAP earnings per common share	$0.64 - $0.71

*As a result of displaying amounts in millions, rounding differences may exist in the tables.

### END ###
Entegris, Inc. - page 15 of 15